Exhibit 5.1

[Letterhead of Conyers Dill & Pearman]

December 20, 2010

Matter No.875099

Doc Ref: WL/ot/347924

(852) 2842 9532

Wynne.Lau@conyersdill.com

HiSoft Technology International Limited

33 Lixian Street

Qixianling Industrial Base

Hi-Tech Zone, Dalian 116023

People’s Republic of China

Dear Sirs,

Re:                   HiSoft Technology International Limited (the “Company”)

We have acted as special legal counsel in the Cayman Islands to the Company in connection with the Company’s registration statement on form S-8 to be filed with the Securities and Exchange Commission (the “Commission”) on 20 December, 2010 (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the United States Securities Act of 1933, as amended, (the “Securities Act”) of an aggregate of 72,195,687 common shares, par value US$0.0001 per share (the “Common Shares”) which are issuable pursuant to the HiSoft Technology International Limited Amended and Restated Share Incentive Plan adopted by the Company on 1 January 2005 (the “Plan”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto).

For the purposes of giving this opinion, we have examined copies of the Registration Statement and the Plan. We have also reviewed copies of the memorandum of association and articles of association of the Company, copies of the written resolutions of the members of the Company dated 1 January, 2005 and 16 December, 2009 and copies of the written resolutions of the directors of the Company dated 1 January, 2005 and 23 March, 2010 (together, the “Resolutions”), a Certificate of Good Standing issued by the Registrar of Companies in relation to the Company on 8 December, 2010 (the “Certificate Date”) and such other documents and made such enquires as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) of all documents examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the accuracy and completeness of all factual representations made in the Registration Statement, the Plan and other documents reviewed by us (except to the extent that we expressly opine herein on matters of Cayman law), (d) that the Resolutions remain in full force and effect and have not been rescinded or amended, (e) that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein, (f) that, upon the issue of any Common Shares, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof, and (g) that on the date of issuance of any of the Common Shares the Company will have sufficient authorised but unissued shares, (h) that on the date of issuance of any award under the Plan, the Company will be able to pay its liabilities as they become due.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands. This opinion is issued solely for the purposes of the filing of the Registration Statement and the issuance of the awards by the Company pursuant to the Plan and is not to be relied upon in respect of any other matter.

On the basis of, and subject to, the foregoing, we are of the opinion that:

1.                                       As at the Certificate Date, the Company is duly incorporated and existing under the laws of the Cayman Islands in good standing (meaning solely that it has not failed to make any filing with any Cayman Islands government authority or to pay any Cayman Islands government fees or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of the Cayman Islands).

2.                                       The Common Shares have been duly and validly authorized, and when issued and paid for in accordance with the terms of the Plan, the Common Shares will be validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

We consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement and any amendments thereto. In giving such consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman
Conyers Dill & Pearman